Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of June 24, 2018 (the “Effective Date”), is by and among Aquestive Therapeutics, Inc., a Delaware corporation (the “Corporation”), Aquestive Partners, LLC, a Delaware limited liability company (“APL”), the holders of membership interests of APL (the “Membership Interests”) that are signatories hereto (each, a “Member”, and collectively, the “Members”), the members of the board of directors of APL (the “Directors”), and each of the other holders of Registrable Securities who at any time become a party hereto (the “Other Holders”).  Except as otherwise indicated herein, capitalized terms used herein are defined in Section 8 hereof.

RECITALS

A. The Corporation currently contemplates conducting an initial Public Offering of the Corporation’s common stock (an “Initial Public Offering”).

B. APL is the owner of the voting common stock of the Corporation. In the event of an Initial Public Offering, the voting common stock of the Corporation owned by APL (the “Distributed Shares”) shall be distributed to the Members immediately prior to the Initial Public Offering (the “Distribution”).

C. In connection with the proposed Initial Public Offering, the parties hereto wish to agree upon certain registration rights with respect to: (i) the Distributed Shares; and (ii) the non-voting common stock of the Corporation beneficially owned as of the Effective Date by certain Affiliates of the Members, Affiliates of APL, and other Persons which non-voting common stock of the Corporation will be converted into voting common stock of the Corporation immediately preceding the proposed Initial Public Offering.

D. In consideration of the agreements set forth herein, and in contemplation of the proposed Initial Public Offering, the Corporation has agreed to provide the registration rights set forth in this Agreement.

NOW, THEREFORE, in consideration of the agreements and premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, and in contemplation of the proposed Initial Public Offering, the parties to this Agreement intending to be legally bound hereby agree as follows:

1. Demand Registrations.

(a) Series A-3 Demand Registration.  At any time after 180 days after the date of consummation of an Initial Public Offering: (i) the holders of Registerable Securities representing at least 40% of the Registrable Securities into which the Series A-3 Preferred Interests have been converted in the Distribution (the “Series A-3 Registrable Securities”) may request one registration under the Securities Act of all or any portion of their Registerable Securities on Form S-1 or any similar long-form registration (a “Long-Form Registration”); and (ii) the holders of at least 50% of the Series A-3 Registrable Securities may request one registration under the Securities Act of all or any portion of their Registerable Securities on Form S-3 (including for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act) or any similar short-form registration (a “Short-Form Registration”), if available for use by the Corporation, in each twelve month period, in the case of clauses (i) and (ii) above; provided that all registrations requested pursuant to this Section 1(a) (each, a “Series A-3 Demand Registration”) shall be Short-Form Registrations whenever the Corporation is permitted to use any applicable short form; provided further that the anticipated gross proceeds in connection with any such demand request under this Section 1(a) (each, a “Series A-3 Demand Request”) exceeds $5 million.  Each Series A-3 Demand Request shall specify the approximate number of Registerable Securities requested to be registered, the anticipated method or methods for distribution and the anticipated per share price range for such offering.  Within 10 days after receipt of any such Series A-3 Demand Request, the Corporation shall give written notice of such requested registration to all other holders of Series A-3 Registrable Securities and the Corporation shall include (subject to the provisions of this Agreement) in such registration all Registrable Securities with respect to which the Corporation has received written requests for inclusion therein within 10 days after the delivery of the Corporation’s notice; provided that any such holder of Series A-3 Registrable Securities may withdraw its request for inclusion at any time prior to executing the underwriting agreement or, if none, prior to the applicable registration statement becoming effective.

(b) Series A-2 Demand Registration. At any time after 180 days after the date of consummation of an Initial Public Offering: (i) the holders of Registerable Securities representing at least 40% of the Registrable Securities into which the Series A-2 Preferred Interests have been converted in the Distribution (the “Series A-2 Registrable Securities”) may request one Long Form Registration; and (ii) the holders of at least 50% of the Series A-2 Registrable Securities may request one Short Form Registration, if available for use by the Corporation, in each twelve month period, in the case of clauses (i) and (ii) above; provided that all registrations requested pursuant to this Section 1(b) (each, a “Series A-2 Demand Registration”) shall be Short-Form Registrations whenever the Corporation is permitted to use any applicable short form; provided further that the anticipated gross proceeds in connection with any such demand request under this Section 1(b) (each, a “Series A-2 Demand Request”) exceeds $20 million.  Each Series A-2 Demand Request shall specify the approximate number of Registerable Securities requested to be registered, the anticipated method or methods for distribution and the anticipated per share price range for such offering.  Within 10 days after receipt of any such Series A-2 Demand Request, the Corporation shall give written notice of such requested registration to all other holders of Series A-2 Registrable Securities and the Corporation shall include (subject to the provisions of this Agreement) in such registration all Registrable Securities with respect to which the Corporation has received written requests for inclusion therein within 10 days after the delivery of the Corporation’s notice; provided that any such holder of Series A-2 Registrable Securities may withdraw its request for inclusion at any time prior to executing the underwriting agreement or, if none, prior to the applicable registration statement becoming effective.  The registration rights set forth in this Section 1(b) shall terminate on July 31, 2018.

(c) Demand Registrations. The Corporation shall use its reasonable best efforts to: (i) prepare and file with the Securities and Exchange Commission, and cause to be declared effective, the appropriate registration statement(s) in respect of such Demand Registrations as soon as practicable thereafter; and (ii) take all other actions to cause such Demand Registrations to be consummated. Each Demand Registration may, at the election of the holders of Registerable Securities making the Demand Request, be undertaken through an underwritten offering process.  A registration statement shall not count as a Long-Form Registration or a Short-Form Registration requested under Section 1(a) or Section 1(b) unless and until it has become effective and the holders requesting such registration are able to register and sell at least 80% of the Registrable Securities requested to be included in such registration.

(d) Priority on Demand Registrations. The Demand Registration rights provided for in Section 1 shall be subject to the right of the Corporation and the underwriters, in view of market conditions and in their reasonable and good faith opinion, to reduce the number of securities proposed to be registered in any offering; provided that to the extent any holder of Series A-3 Registrable Securities or Series A-2 Registrable Securities, as applicable, requests to participate in a Demand Registration, such holder’s Registrable Securities shall not be reduced until all of the Registrable Securities of the other holders of Series A-3 Registrable Securities or Series A-2 Registrable Securities, as applicable, are reduced on the same pro rata basis, and the Registrable Securities of all other holders requested to be registered in connection with such Demand Registration, if any, are reduced in accordance with Section 2(b).

(e) Restrictions on Demand Registrations. The Corporation shall not be obligated to file any Short-Form Registration in connection with any Demand Request if the holders of Registerable Securities were provided the opportunity to participate in two or more Piggyback Registrations within the preceding twelve-month period. The Corporation may postpone for up to 180 days the filing or the effectiveness of a registration statement for a Demand Registration if the Corporation determines in its good faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Corporation or any of its subsidiaries to acquire financing, engage in any acquisition of assets (other than in the ordinary course of business), or engage in any merger, consolidation, tender offer, reorganization, or similar material transaction. The Corporation may delay a Demand Registration hereunder only once in any 12-month period; provided, that in such event the holders requesting such registration shall be entitled to withdraw such request and, if such request for a Demand Registration is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Corporation shall pay all registration expenses in connection with such registration.

(f) Inapplicability of Demand Registration Rights.  The registration rights set forth in this Section 1 shall not apply to securities which may be sold pursuant to Rule 144 under the Securities Act after the Corporation has completed an Initial Public Offering without volume or manner-of-sale restrictions and without the requirement for the Corporation to be in compliance with the current public information requirement under Rule 144(c)(1).

2. Piggyback Registrations.

(a) Right to Piggyback. Whenever the Corporation proposes to register any of its equity securities (including any proposed registration of the Corporation’s equity securities by any third party) under the Securities Act (other than in connection with registrations on Form S-4, S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registerable Securities (each, a “Piggyback Registration”), the Corporation shall give prompt written notice (in any event no later than 45 days prior to filing such Piggyback Registration) to all holders of Registerable Securities of its intention to effect such a registration and of such holders’ rights under this Section 2(a).  In connection with: (i) any Demand Registration; and (ii) otherwise upon the written request of either (A) the holders of at least 50% of the Series A-3 Registrable Securities or (B) the holders of at least 50% of the Series A-2 Registrable Securities (each of which request must specify the Registerable Securities intended to be included by such holders in such registration), then in each such case of clause (i) or (ii) above, the Corporation shall include in such registration (subject to the provisions of this Agreement) all Registerable Securities requested to be registered pursuant to this Section 2(a) by such holders, together with Registrable Securities requested to be registered pursuant to this Section 2(a) from all other holders of Registrable Securities (which request must specify the Registerable Securities intended to be included by such holders in such registration), subject to Sections 2(b) and 2(c) below, with respect to which the Corporation has received written requests for inclusion therein within 20 days after the receipt of the Corporation’s notice.  A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 1.

(b) Priority on Piggyback Registrations. The Piggyback Registration rights provided for in this Section 2 shall be subject to the right of the Corporation and the underwriters, in view of market conditions and in their reasonable and good faith opinion, to reduce the number of securities proposed to be registered in any offering; provided that to the extent any holder of Registerable Securities requests to participate in a Piggyback Registration, then, subject to Section 1(d), the shares of Registrable Securities to be included by the Corporation in such Piggyback Registration shall be allocated as follows:

(i) first, all securities proposed to be sold by the Corporation, if such registration is one that is an underwritten Public Offering initiated by the Corporation for its own account;

(ii) second, all Registrable Securities requested to be included in such Piggyback Registration (A) pursuant to Section 1(a) and/or Sections 2(a)(i) and (ii) (the “Demand Holders”) and (B) pursuant to Section 2(a) by the Other Priority Holders, pro rata among such Demand Holders and Other Priority Holders on the basis of the percentage of the Registrable Securities requested to be included in such Piggyback Registration by such holders; and

(iii) third, all other Registrable Securities requested to be included in such Piggyback Registration pursuant to Section 2(a) pro rata among such holders on the basis of the percentage of the Registrable Securities requested to be included in such offering by such holders (“Other Holders”);

provided that any holder of Piggyback Registration rights under Section 2(a) may withdraw his, her or its request for inclusion in such Piggyback Registration at any time prior to executing the underwriting agreement or, if none, prior to the applicable registration statement becoming effective.

(c) Other Registrations. The Piggyback Registration rights provided for in this Section 2 shall not apply to securities which may be sold pursuant to Rule 144 under the Securities Act without volume or manner-of-sale restrictions and without the requirement for the Corporation to be in compliance with the current public information requirement under Rule 144(c)(1).  If the Corporation has previously filed a registration statement with respect to Registerable Securities pursuant to Section 1 or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, then the Corporation shall not be required to file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration.

3. Holdback Period; Lockup Agreements.

(a) Prohibited Actions during Holdback Period. Each holder of Registerable Securities agrees that in connection with any Demand Registration or Piggyback Registration that is an underwritten Public Offering of the Corporation’s equity securities, from the date on which the Corporation gives written notice to the holders of Registerable Securities that a registration statement becomes effective for such underwritten Public Offering to the date that is up to 180-days following the date of the final prospectus for such underwritten Public Offering (each such period, a “Holdback Period”), he, she or it shall not without the prior written consent of the underwriter: (1) offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), or require the Corporation to file with the Securities and Exchange Commission a registration statement under the Securities Act, to register, any shares of the Corporation’s equity securities or any securities convertible into or exercisable or exchangeable for the Corporation’s equity securities or warrants or other rights to acquire shares of the Corporation’s equity securities of which the holder of Registerable Securities is now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (such shares, securities, warrants or rights collectively, the “Restricted Securities”), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of such Restricted Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Corporation’s equity securities or other securities, in cash or otherwise, or (3) publicly disclose the intention to enter into any transaction described in clause (1) or (2) above. Each holder of Registerable Securities also agrees and consents to the entry of stop transfer instructions with the Corporation’s transfer agent and registrar against the transfer of Restricted Securities owned either of record or beneficially by the holder of Registerable Securities except in compliance with the foregoing restrictions.  The foregoing provisions of this Section 3(a) shall not apply to Registrable Securities that are otherwise subject to a lock-up agreement contemplated by Section 3(b) and shall be applicable to the holders of Registrable Securities only if all officers and directors of the Corporation and all Members, Affiliates of Members and Other Holders owning more than 10% of the Corporation’s outstanding common stock are subject to the same restrictions.

(b) Lockup Agreements, etc. In connection with any underwritten Public Offering of the Corporation’s equity securities, each holder of Registerable Securities agrees to enter into any holdback, lockup or similar customary agreement in customary forms as may be reasonably requested by the underwriters managing such underwritten Public Offering.

4. Registration Procedures. Whenever the holders of Registerable Securities have requested that any Registerable Securities be registered pursuant to this Agreement, the Corporation shall use reasonable best efforts to effect the registration and the sale of such Registerable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Corporation shall as expeditiously as possible:

(a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registerable Securities and use reasonable best efforts to cause such registration statement to become effective as soon as practicable thereafter, in each case in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder;

(b) notify in writing each holder of Registerable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c) within a reasonable time before filing such registration statement, prospectus or amendments, post-effective amendment or supplements thereto with the Securities and Exchange Commission, furnish to counsel selected by holders requesting such registration copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such counsel, provided, that the Corporation shall not have any obligation to modify any information if the Corporation expects that so doing would cause: (i) the applicable registration statement to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) the prospectus to contain an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(d) furnish to each seller of Registerable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free-Writing Prospectus (as defined in Rule 405 of the Securities Act) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registerable Securities owned by such seller;

(e) use reasonable best efforts to register or qualify such Registerable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller of Registerable Securities to consummate the disposition in such jurisdictions of the Registerable Securities owned by such seller of Registerable Securities (provided that the Corporation shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(e), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

(f) promptly notify in writing each seller of such Registerable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement (i) contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made or (ii) is otherwise not legally available to support sales of Registerable Securities, and, at the request of any such seller, the Corporation shall promptly prepare and furnish to each such seller a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registerable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(g) cause all such Registerable Securities to be listed on each securities exchange on which similar securities issued by the Corporation are then listed;

(h) provide a transfer agent and registrar for all such Registerable Securities not later than the effective date of such registration statement;

(i) enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registerable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of Registerable Securities (including, without limitation, a stock split or combination);

(j) make available for inspection by any seller of Registerable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant, or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation’s officers, directors, employees, independent accountants and agents to supply all information reasonably requested by any such seller, underwriter or any attorney, accountant or other agent retained by such seller or underwriter in connection with such registration statement;

(k) otherwise use reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Corporation’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, the Corporation shall use reasonable best efforts promptly to obtain the withdrawal of such order;

(m) use reasonable best efforts to cause such Registerable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registerable Securities;

(n) take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Demand Registration or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(o) obtain one or more “cold comfort” letters, dated the effective date of such registration statement (and, if such registration includes an underwritten Public Offering, dated the date of the closing under the underwriting agreement and addressed to the underwriters), from the Corporation’s independent public accountants in customary form and covering such matters of the type customarily covered by such letters as the holders of a majority of the Registerable Securities being sold in such registered offering reasonably request;

(p) provide a legal opinion of the Corporation’s outside counsel, dated the effective date of such registration statement (or, if such registration includes an underwritten Public Offering, dated the date of the closing under the underwriting agreement and addressed to the underwriters), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature; and

(q) cooperate with the holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates (or electronic notation through the use of The Depository Trust Corporation's Direct Registration System) representing the Registrable Securities to be sold pursuant to such registration statement or Rule 144 free of any restrictive legends and representing such number of shares of common stock registered in such names as the holders of the Registrable Securities may reasonably request in a reasonable period of time prior to sales of Registrable Securities pursuant to such registration statement or Rule 144.

5. Registration Expenses.

All expenses (exclusive of sales commissions, stock transfer taxes, underwriting discounts and the fees and disbursements of counsel for the selling security holders, other than one special counsel for the selling security holders, all of which shall be borne by the selling security holders in proportion to their respective pro rata share of Registrable Securities sold in such offering) incurred in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities shall be paid by APL and the Corporation, including, without limitation, all: (a) registration and filing fees (including, without limitation, any fees relating to filings required to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are listed or quoted); (b) underwriting expenses (other than fees, commissions or discounts); (c) expenses of any audits incident to or required by any such registration; (d) fees and expenses of complying with securities and “blue sky” laws (including, without limitation, fees and disbursements of counsel for the Corporation in connection with “blue sky” qualifications or exemptions of the Registrable Securities); (e) printing expenses; (f) messenger, telephone and delivery expenses; (g) fees and expenses of the Corporation's counsel and accountants; (h) Financial Industry Regulatory Authority, Inc. filing fees (if any); and (i) fees and expenses of one counsel for the holders of Registrable Securities participating in such registration as a group (selected by the Demand Holders and, if none are participating in such registration, by holders initially requesting such registration) up to a maximum aggregate of $25,000.

6. Indemnification.

(a) Indemnification of Holders of Registerable Securities and Underwriters. The Corporation agrees to indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registerable Securities, its officers, directors, advisors, agents, employees, partners, managers, members, Affiliates and each Person who controls (within the meaning of the Securities Act) such holder against all losses, claims, damages, liabilities, and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof), whether joint and several or several, together with reasonable costs and expenses (including reasonable attorneys’ fees) to which any such indemnified party may become subject under the Securities Act or otherwise (collectively, “Losses”) caused by, resulting from, arising out of, based upon, or relating to: (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus or preliminary prospectus, free writing prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 6 each, an “application”) executed by or on behalf of the Corporation or based upon written information furnished by or on behalf of the Corporation filed in any jurisdiction in order to qualify any securities covered by such registration under the “blue sky” or securities laws thereof; (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Corporation or APL of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Corporation or APL and relating to action or inaction required of the Corporation or APL in connection with any such registration, qualification or compliance; provided, that the Corporation shall not be liable in any such case to the extent that any such Losses result from, arise out of, are based upon, or relate to an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus, or preliminary prospectus or any amendment thereof or supplement thereto, or in any application, in each case, made in reliance upon, and in conformity with, written information prepared and furnished in writing to the Corporation by such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Corporation has furnished such holder with a sufficient number of copies of the same prior to any written confirmation of sale of Registrable Securities.

(b) Provision of Information; Indemnity of holders. In connection with any registration statement in which a holder of Registerable Securities is participating, each such holder will furnish to the Corporation in writing such information and affidavits as the Corporation reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, shall indemnify and hold harmless the other holders of Registerable Securities and the Corporation, and their respective officers, directors, agents, and employees, and each other Person who controls the Corporation (within the meaning of the Securities Act) against any Losses caused by, resulting from, arising out of, based upon, or relating to: (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto or in any application; or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in each case, in reliance upon and in conformity with written information prepared and furnished to the Corporation by such holder expressly for use therein, and such holder will reimburse the Corporation and each such other indemnified party for any reasonable legal or any other expenses incurred by them in connection with investigating or defending any such Losses; provided that the obligation to indemnify shall be several, not joint and several, for each holder and shall be limited to the net amount of proceeds (after underwriting fees, commissions or discounts) actually received by such holder from the sale of such holder’s Registerable Securities pursuant to such registration statement.

(c) Claims. Any Person entitled to indemnification hereunder will: (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party); and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, then the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, delayed or conditioned). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay: (i) the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim; or (ii) any settlement made by any indemnified party without such indemnifying party’s consent (but such consent will not be unreasonably withheld, delayed or conditioned).

(d) Additional Indemnification Rights. The indemnification provided for under this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract, and will remain in full force and effect regardless of any investigation made or omitted by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and shall survive the transfer of securities.

(e) Contribution. If the indemnification provided for in this Section 6 is unavailable to or is insufficient to hold harmless an indemnified party under the provisions above in respect to any Losses referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative fault of the Corporation on the one hand and the sellers of Registerable Securities and any other sellers participating in the registration statement on the other hand (proportional to the number of Registrable Securities of such sellers participating in such registration statement) or (ii) if the allocation provided by clause (i) of this Section 6(e) is not permitted by applicable law, then in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) of this Section 6(e) but also the relative benefit of the Corporation on the one hand and of the sellers of Registerable Securities and any other sellers participating in the registration statement on the other in connection with the statement or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Corporation on the one hand and the sellers of Registerable Securities and any other sellers participating in the registration statement on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) to the Corporation bear to the total net proceeds from the offering (before deducting expenses) to the sellers of Registerable Securities and any other sellers participating in the registration statement. The relative fault of the Corporation on the one hand and of the sellers of Registerable Securities and any other sellers participating in the registration statement on the other shall be determined by reference to, among other things, whether the untrue statement or alleged omission to state a material fact relates to information supplied by the Corporation or by the sellers of Registerable Securities or other sellers participating in the registration statement and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(f) Contribution Limits. The Corporation and the sellers of Registerable Securities agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the sellers of Registerable Securities were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in Section 6(e). The amount paid or payable by an indemnified party as a result of the Losses referred to in Section 6(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no seller of Registerable Securities shall be required to contribute pursuant to this Section 6 any amount in excess of the sum of (i) any amounts paid pursuant to Section 6(b) and (ii) net amount of proceeds (after underwriting fees, commissions or discounts) actually received by such seller from the sale of Registerable Securities covered by the registration statement filed pursuant hereto. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

7. Participation in Underwritten Registrations.

(a) Cooperation with Underwriting Arrangements. No Person may participate in any underwritten registration hereunder unless such Person: (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided that no holder of Registerable Securities will be required to sell more than the number of Registerable Securities that such holder has requested the Corporation to include in any registration); and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other customary documents reasonably required under the terms of such underwriting arrangements; provided that no holder of Registerable Securities included in any underwritten registration shall be required to make any representations or warranties to the Corporation or the underwriters (other than representations and warranties regarding such holder and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Corporation or the underwriters with respect thereto, except as otherwise provided in Section 6.

(b) Supplements or Amendments to Prospectus. Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Corporation of the happening of any event of the kind described in Section 4(f), such Person will immediately discontinue the disposition of its Registerable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 4(f). In the event the Corporation shall give any such notice, the applicable time period mentioned in Section 4(b) during which a registration statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 4(b) to and including the date when each seller of a Registerable Security covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(f).

8. Definitions.

“Affiliate” of a Person means any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. For purposes of the foregoing: (a) each of APL, MRX Partners, LLC, Monoline RX, LP, Monoline RX II, LP, Monoline RX III, LP and MonoSol Rx Genpar, and each officer, director, manager, member or partner of any of the foregoing, shall be deemed an Affiliate of the others; (b) each of Richard C. Fuiz and Joseph M. Fuisz shall be deemed an Affiliate of Kosmos Pharma Ltd.; and (c) each direct or indirect equityholder and each beneficial owner of a Member shall be deemed an Affiliate of that Member.

“APL LLC Agreement” means that certain limited liability company of APL dated as of January 1, 2018, by and among APL and the members of APL, as amended.

“Demand Registration” means a Series A-2 Demand Registration or a Series A-3 Demand Registration, as applicable.

“Membership Interest” means a membership interest in APL.

“Other Priority Holders” means any executive employee of the Corporation who has been granted registration rights by the Corporation with respect to such executive employee’s Registrable Securities and who elects to have any such Registrable Securities registered in any Public Offering and who is not eligible to sell such Registrable Securities under Rule 144 of the Securities Act.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, or a government or any branch, department, agency, political subdivision or official thereof.

“Public Offering” means a public offering and sale of the Corporation’s equity securities pursuant to an effective registration statement under the Securities Act; provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination pursuant to a registration statement on Form S‑4 or any similar form, or an employee benefit plan pursuant to a registration statement on Form S‑8 or any similar form.

“Registerable Securities” means: (a) the common stock of the Corporation to be issued in the Distribution to the Members that are signatories hereto and their respective Affiliates and transferees that become signatories hereto; (b) the common stock of the Corporation beneficially owned, as of the date of consummation of the Initial Public Offering, by the Members and their Affiliates that are signatories hereto and their respective Affiliates and transferees that become signatories hereto; (c) the common stock of the Corporation (or other equity securities of the Corporation convertible into common stock of the Corporation) owned of record or beneficially by the Directors who are signatories to this Agreement, and other holders for which registration rights have been granted by the Corporation to such holders in a separate agreement or plan outside of this Agreement; and (d) any common stock issued or issuable with respect to any shares described in subsection (a) through and including (c) above by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the common stock (it being understood that, for purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person (i) has the right to then acquire or obtain from APL or the Corporation any Registrable Securities, whether or not such acquisition has actually been effected or (ii) receives a Transfer of Registrable Securities and becomes a signatory to this Agreement).  As to any particular equity securities of the Corporation constituting Registerable Securities, such equity securities of the Corporation will cease to be Registerable Securities when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) eligible to be sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or by any similar provision then in force) under the Securities Act without volume or manner-of-sale restrictions and without the requirement for the Corporation to be in compliance with the current public information requirement under Rule 144(c)(1), in each case in compliance with the terms and conditions of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Series A-2 Preferred Interests” means the Membership Interests comprised of “Series A-2 Preferred Interests” (as defined in the APL LLC Agreement) outstanding from time to time.

“Series A-3 Preferred Interests” means the Membership Interests comprised of “Series A-3 Preferred Interests” (as defined in the APL LLC Agreement) outstanding from time to time.

“Transfer” means the sale, transfer, assignment, pledge or other disposal of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest (legal or beneficial) in any Registerable Securities.

9. Miscellaneous.

(a) Other Rights Superseded.  Subject to the provisions of Section 9(c) below, the parties to this Agreement acknowledge and agree that all of the registration rights held by the Members prior to the Effective Date pursuant to any other agreement shall be replaced and superseded by the registration rights under this Agreement, and shall be subject to all of the terms and conditions set forth in this Agreement.

(b) Confidentiality.  Each holder of Registrable Securities hereby agrees that upon receiving notice of a pending Demand Registration or Piggyback Registration under this Agreement, such holder shall not, without the prior written consent of the Corporation, disclose the existence of such pending Demand Registration or Piggyback Registration or any information relating thereto, to a third party, other than on a “need to know” basis to any Affiliate, partner, shareholder, member, manager, employee, agent or other representative of such holder, and each such holder shall maintain and cause its representatives to maintain, the confidentiality of such information until the public announcement or earlier termination of such Public Offering.

(c) Termination.

(i) This Agreement shall automatically terminate and become null and void: (A) at such time as the underwriters in the proposed Initial Public Offering, on the one hand, or the Corporation, on the other hand, advises the other in writing, prior to the execution of an underwriting agreement relating to the Initial Public Offering (the “Underwriting Agreement”), that it has determined not to proceed with the proposed Initial Public Offering; (B) upon the termination of the Underwriting Agreement before the closing of the Initial Public Offering; or (C) on September 30, 2018, if the Initial Public Offering shall not have closed by such date; provided, however, that the underwriters or the Corporation shall not have extended such date.

(ii) After the closing of an Initial Public Offering, this Agreement shall automatically terminate and become null and void when there shall no longer be any Registrable Securities outstanding; provided, that the provisions of Section 5 and Section 6 shall survive any such termination.

(d) Amendment and Waiver. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Corporation and the holders of at least a majority of the then outstanding Registerable Securities, and any amendment to which such written consent is obtained shall be binding upon the Corporation and all holders of Registerable Securities. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(e) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(f) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by APL, the Corporation, and the Members and their respective successors and assigns.  Each holder of Registrable Securities may assign its rights hereunder to any purchaser or transferee of such Registrable Securities; provided, that such purchaser or transferee shall, as a condition to receiving the benefits of this Agreement, be required to execute a counterpart to this Agreement whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement.

(g) Remedies; Third-Party Beneficiaries. The parties hereto acknowledge and agree that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Corporation and any party hereto shall have the right to specific performance and other injunctive relief, in addition to all of its rights and remedies at law or in equity, to enforce the provisions of this Agreement. Nothing contained in this Agreement shall be construed to confer upon any Person who is not a signatory hereto or any successor or assign of a signatory hereto any rights or benefits, as a third party beneficiary or otherwise; provided that each of a party’s Affiliates, to the extent not a party to this Agreement, is an express third-party beneficiary of this Agreement.

(h) Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, sent by telecopy (with receipt confirmed) on a business day during regular business hours of the recipient (or, if not, on the next succeeding business day) or three business days after sent by reputable overnight express courier (charges prepaid), at the address listed on the signature page hereto for such Member, or at any other address for such Member or Other Holder listed in the Corporation’s records, and to APL and the Corporation as follows:

If to the Corporation:

Aquestive Therapeutics, Inc.
30 Technology Drive
Warren, New Jersey 07059
Attention:          Chief Financial Officer
Facsimile:           (908) 561-1209

With a copy to:

Day Pitney LLP
One Jefferson Road
Parsippany, New Jersey 07054
Attention:          Lori J. Braender
Facsimile:           (973) 206-6093

If to APL:

Aquestive Partners, LLC
30 Technology Drive
Warren, New Jersey 07059
Attention:          Chief Financial Officer
Facsimile:          (908) 561-1209

With a copy to:

Day Pitney LLP
One Jefferson Road
Parsippany, New Jersey 07054
Attention:          Lori J. Braender
Facsimile:           (973) 206-6093

(i) GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE. THE DELAWARE GENERAL CORPORATIONS LAW WILL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE CORPORATION AND ITS SHAREHOLDERS. ALL OTHER ISSUES CONCERNING THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (PROCEDURAL AND SUBSTANTIVE) OF THE STATE OF NEW JERSEY, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW JERSEY OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW JERSEY. EACH PARTY HERETO HEREBY SUBMITS TO THE CO-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW JERSEY, AND OF ANY NEW JERSEY STATE COURT OVER ANY LAWSUIT UNDER THIS AGREEMENT AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN. EACH PARTY HERETO HEREBY WAIVES THE NECESSITY FOR PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL (RETURN RECEIPT REQUESTED), IN EACH CASE DIRECTED TO SUCH PARTY AT ITS ADDRESS SET FORTH IN, AND WITH COPIES SENT AS REQUIRED BY, SECTION 9(h) ABOVE, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED ON THE DATE OF ACTUAL RECEIPT. EACH PARTY HERETO HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID. NOTHING IN THIS SECTION 9(i) WILL PROHIBIT PERSONAL SERVICE IN LIEU OF THE SERVICE BY MAIL CONTEMPLATED HEREIN.

(j) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(k) Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(l) Counterparts. This Agreement may be executed in any number of counterparts (including by .pdf file exchanged via email or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

AQUESTIVE THERAPEUTICS, INC.

By:	/s/ Keith J. Kendall
	Name:	Keith J. Kendall
	Title:	President and Chief Executive Officer

AQUESTIVE PARTNERS, LLC

By: MONOSOL RX GENPAR, L.P., Manager
a Texas limited partnership

By: BRATTON CAPITAL, INC.,
its General Partner

	By:	/s/ John Cochran
		Name:	John Cochran
		Title:	Vice President

Address:

[Signature Page to Aquestive Therapeutics, Inc. Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

MRX PARTNERS, LLC

By:	/s/ John Cochran
	Name:	John Cochran
	Title:	Vice President

Address:

MONOLINE RX, LP

By:	/s/ John Cochran
	Name:	John Cochran
	Title:	Vice President

Address:

MONOLINE RX II, LP

By:	/s/ John Cochran
	Name:	John Cochran
	Title:	Vice President

Address:

[Signature Page to Aquestive Therapeutics, Inc. Registration Rights Agreement]

MONOLINE RX III, LP

By:	/s/ John Cochran
	Name:	John Cochran
	Title:	Vice President

Address:

MONOLINE RX GENPAR

By:	/s/ John Cochran
	Name:	John Cochran
	Title:	Vice President

Address:

MONOSOL INVESTORS, L.P.

By:	GENPAR MONOSOL LLC, its general partner

By:	/s/ Michael T. Marshall
	Name:	Michael T. Marshall
	Title:	Member

Address:

CNF INVESTMENTS

By:	/s/ Robert J. Flanagan
	Name:	Robert J. Flanagan
	Title:	Manager

Address:

[Signature Page to Aquestive Therapeutics, Inc. Registration Rights Agreement]

KOSMOS PHARMA LTD.

By:
Name:
Title:

Address:

[Signature Page to Aquestive Therapeutics, Inc. Registration Rights Agreement]

(Entity)

By:
Name:
Title:

Address:

(Individual):

/s/ Douglas K. Bratton
SIGNATURE

Douglas K. Bratton
PRINT NAME

ADDRESS

(Individual):

/s/ Gregory B. Brown
SIGNATURE

Gregory B. Brown
PRINT NAME

ADDRESS

(Individual):

/s/ John Cochran
SIGNATURE

John Cochran
PRINT NAME

ADDRESS

(Individual):

/s/ Santo J. Costa
SIGNATURE

Santo J. Costa
PRINT NAME

ADDRESS

(Individual):

/s/ Keith J. Kendall
SIGNATURE

Keith J. Kendall
PRINT NAME

ADDRESS

(Individual):

/s/ Nancy Lurker
SIGNATURE

Nancy Lurker
PRINT NAME

ADDRESS

(Individual):

/s/ James S. Scibetta
SIGNATURE

James S. Scibetta
PRINT NAME

ADDRESS

(Individual):

/s/ A. Mark Schobel
SIGNATURE

A. Mark Schobel
PRINT NAME

ADDRESS

[Signature Page to Aquestive Therapeutics, Inc. Registration Rights Agreement]